                         CONECTIV ENERGY HOLDING COMPANY

                                     B.40.2

                                     BYLAWS

                                   B Y L A W S
                                       OF
                         CONECTIV ENERGY HOLDING COMPANY

1.                OFFICES.

                  1.1 Offices. In addition to its registered office in the State of Delaware, the Corporation shall have a corporate office in Wilmington, Delaware, and such other offices, either within or without the State of Delaware, at such locations as the Board of Directors may from time to time determine or the business of the Corporation may require.

2.                SEAL.

                  2.1 Seal. The Corporation shall have a seal, which shall have inscribed thereon its name and year of incorporation and the words, "Corporate Seal Delaware."

3.                MEETINGS OF STOCKHOLDERS.

                  3.1 Annual Meetings. The annual meeting of stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as shall be determined by the Board of Directors from time to time.

                  3.2 Special Meetings. Special meetings of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Chairman of the Board or by the Board of Directors.

                  3.3 Notice of Meetings. (a) Notices of meetings of stockholders shall be in writing and shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which a meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting.

                           (b) Such notice shall either be delivered personally,
mailed, postage prepaid, or delivered by any other lawful means to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, the notice shall be directed to the stockholder at his or her address as it appears on the records of the Corporation. Delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association, or partnership.

                           (c) Notice of any meeting of stockholders need not be
given to any stockholder if waived by such stockholder in writing, whether before or after such meeting is held, or if such stockholder shall sign the minutes or attend the meeting, except that if such stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, such stockholder shall not be deemed to have waived notice of such meeting.

                  3.4 Adjourned Meetings. When a meeting is adjourned to another time or place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders may transact any business that might have been transacted at the original meeting. If an adjournment is for more than 30 days, or if after an adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                 3.5 Quorum and Adjournment. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation, or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of stockholders. If such majority shall not be present or represented at any meeting of stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting.

                  3.6 Vote Required. Except as otherwise provided by law or by the Certificate of Incorporation:

                           (a) Directors shall be elected by a plurality of the
votes present in person or represented by proxy at a meeting of stockholders and entitled to vote in the election of directors, and

                           (b) whenever any corporate action other than the
election of Directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.

                  3.7 Manner of Voting. At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each stockholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

                  3.8 Stockholder Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

                  3.9 Proxies. (a) At any meeting of stockholders, any stockholder may be represented and vote by proxy or proxies. In the event that any form of proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by the form of proxy upon all of the persons so designated unless the form of proxy shall otherwise provide.

                           (b) The Board of Directors may, in advance of any
annual or special meeting of the stockholders, prescribe additional regulations concerning proxies and the validation of the same, which are intended to be voted at any such meeting.

                  3.10 Presiding Officer and Secretary. The Chairman of the Board shall act as chairman of all meetings of the stockholders. In the absence of the Chairman of the Board, the Vice Chairman of the Board or, in his or her absence, any Director designated by the Chairman of the Board or the Board of Directors shall act as chairman of the meeting.

                  The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the Assistant Secretary designated in accordance with Section 5.11(b) of these Bylaws shall act as secretary of all meetings of the stockholders, but in the absence of a designated Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  3.11 Procedure. At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he or she may:

                           (a) restrict attendance at any time to bona fide
stockholders of record and their proxies and other persons in attendance at the invitation of the chairman;

                           (b) restrict dissemination of solicitation materials
and use of audio or visual recording devices at the meeting;

                           (c) adjourn the meeting without a vote of the
stockholders, whether or not there is a quorum present; and

                           (d) make rules governing speeches and debate,
including time limits and access to microphones.

The chairman of the meeting shall be entitled to act in his or her absolute discretion and his or her rulings shall not be subject to appeal.

4.                DIRECTORS.

                  4.1 Powers and Number. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of this Corporation or by these Bylaws conferred upon or reserved to the stockholders of any class or classes. The number of directors that shall constitute the whole Board of Directors shall be no fewer than three (3) and no greater than nine (9), the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors or the stockholders, and until otherwise determined by the Board of Directors or the stockholders, the number of directors that shall constitute the whole Board of Directors shall be three (3).

                  4.1 Resignations. Any Director may resign at any time by giving written notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

                  4.2 Presiding Officer and Secretary. The Chairman of the Board shall act as chairman of all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board, or in the Vice Chairman's absence, the Chief Executive Officer or other person designated by the Board of Directors shall act as chairman of the meeting.

                           The Secretary of the Corporation shall act as
secretary of all meetings of the Board of Directors, but, in the absence of the Secretary, the Assistant Secretary designated in accordance with Section 5.11(b) of these Bylaws shall act as secretary of all meetings of the Board of Directors, but in the absence of a designated Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  4.3 Annual Meetings. The Board of Directors shall meet each year immediately following the annual meeting of stockholders, at the place where such meeting of stockholders has been held, or at such other place as shall be fixed by the person presiding over the meeting of the stockholders, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation. In the event that in any year Directors are elected by written consent in lieu of an annual meeting of stockholders, the Board of Directors shall meet in such year as soon as practicable after receipt of such written consent by the Corporation at such time and place as shall be fixed by the Chairman of the Board, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation.

                  4.4 Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the state of Delaware, as shall from time to time be determined by the Board of Directors. In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than twelve hours notice to each Director, given verbally, in writing or electronically, whether personally, by telephone (including by message or recording device), by facsimile transmission, by telegram, by telex, by electronic mail or by other electronic means, or on not less than three (3) calendar days' notice to each Director given by mail. Notice given by any of the foregoing means shall be sufficient to constitute notice of a meeting without the necessity of further notice.

                  4.5 Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, on not less than twelve hours notice to each Director, given verbally, in writing or electronically, whether personally, by telephone (including by message or recording device), by facsimile transmission, by telegram, by telex, by electronic mail or by other electronic means or on not less than three (3) calendar days' notice to each Director given by mail. Notice given by any of the foregoing means shall be sufficient to constitute notice of a meeting without the necessity of further notice. Special meetings shall be called by the Secretary on like notice at the written request of a majority of the Directors then in office.

                  4.6 Quorum and Powers of a Majority. At all meetings of the Board of Directors and of each committee thereof, a majority of the members shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of law, of the Certificate of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

                  4.7 Waiver of Notice. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing, whether before or after such meeting is held, or if he or she shall sign the minutes or attend the meeting, except that if such Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such Director shall not be deemed to have waived notice of such meeting.

                  4.8 Manner of Acting. (a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                           (b) Any action required or permitted to be taken at
any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                  4.9 Compensation. (a) The Board of Directors, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors.

                           (b) Each Director shall be entitled to reimbursement
from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof.

                           (c) Nothing contained in these Bylaws shall be
construed to preclude any Director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to it in such other capacity.

                  4.10 Committees. The Board of Directors (or any committee thereof having the power and authority to do so) may designate one or more committees, each committee to consist of one or more Directors, which to the extent provided in the resolution or resolutions designating such committee shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation; provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware (the "GCLD") to be submitted to stockholders for approval or
(ii) adopting, amending, or repealing any bylaw of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member of members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of such absent or disqualified director.

                  4.11 Committee Procedure, Limitations of Committee Powers. (a) Except as otherwise provided by these Bylaws, each committee shall adopt its own rules governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in
Section 4.6 of these Bylaws with respect to notices of special meetings of the Board of Directors.

                           (b) Each committee shall keep regular minutes of its
proceedings and report the same to the Board of Directors when required.

                           (c) Any member of any committee may be removed from
such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

5.                OFFICERS.

                  5.1 Number. (a) The officers of the Corporation shall include a Chief Executive Officer, a President, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), a Chief Financial Officer, a Secretary, a Treasurer, and a Controller. The Board of Directors shall also elect a Chairman of the Board and may elect a Vice Chairman of the Board. Except for the Chairman of the Board, the Vice Chairman of the Board, and the Chief Executive Officer, none of the officers of the Corporation needs to be a director of the Corporation. Any two or more offices may be held by the same person to the extent permitted by the GCLD.

                           (b) The Chief Executive Officer shall have the power
to appoint one or more employees of the Corporation as divisional or departmental vice presidents and fix the duties of such appointees. However, no such divisional or departmental vice president shall be considered an officer of the Corporation.

                  5.2 Election of Officers, Qualification and Term. The Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Secretary and the Treasurer of the Corporation shall be elected from time to time by the Board of Directors and, except as may otherwise be expressly provided in a contract of employment duly authorized by the

Board of Directors, shall hold office at the pleasure of the Board of Directors. The Board of Directors and the Chief Executive Officer also may elect such other officers as the Board of Directors or the Chief Executive Officer may from time to time deem appropriate or necessary.

                  5.3 Removal. Any officer elected by the Board of Directors may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or to the extent delegated to the Chairman of the Board or the Chief Executive Officer, by the Chairman of the Board or the Chief Executive Officer.

                  5.4 Resignations. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Chief Executive Officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  5.5 Compensation. The compensation of all officers of the Corporation shall be fixed by or in the manner provided by the Board of Directors from time to time, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of the Corporation.

                  5.6 The Chairman of the Board. The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board and shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors. The Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors.

                  5.7 Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall have the powers and duties customarily and usually associated with the office of the Vice Chairman of the Board and shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors.

                  5.8 Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation usually vested in the chief executive officer of a corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors. If at any time the offices of the Chairman of the Board and the Vice Chairman of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall have the powers and duties of the Chairman of the Board.

                  5.9 The President. The President shall serve as chief operating officer, shall have the powers and duties customarily and usually associated with the office of the President and shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer.

                  5.10 The Vice Presidents. Each Vice President shall have such powers and duties customarily and usually associated with the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President.

                  5.11 The Chief Financial Officer. The Chief Financial Officer shall be responsible for the financial affairs of the Corporation, including overseeing the duties performed by the Treasurer of the Corporation. In addition, the Chief Financial Officer shall have such powers and duties customarily and usually associated with the office of the Chief Financial Officer and shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer.

                  5.12 The Secretary and the Assistant Secretary. (a) The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. In addition, the Secretary shall have such powers and duties customarily and usually associated with the office of Secretary and shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors, the Chief Executive Officer, or the President.

                           (b) Each Assistant Secretary shall have such powers
and perform such duties customarily and usually associated with the office of Assistant Secretary and shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors, the Chief Executive Officer, the President, or the Secretary. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the Chief Executive Officer (or, in the absence of such designation, by the Secretary) shall perform the duties and exercise the powers of the Secretary.

                  5.13 The Treasurer and the Assistant Treasurer. (a) The Treasurer shall have custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also maintain adequate records of all assets, liabilities, and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. In addition, the Treasurer shall have such powers and duties customarily and usually associated with the office of Treasurer and shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

                           (b) Each Assistant Treasurer shall have such powers
and perform such duties customarily and usually associated with the office of Assistant Treasurer and shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors, the Chief Executive Officer, the President, or the Treasurer. In case of the absence or disability of the Treasurer, the Assistant Treasurer designated by the Chief Executive Officer (or, in the absence of such designation, by the Treasurer) shall perform the duties and exercise the powers of the Treasurer.

                  5.14 Controller. The Controller shall be responsible for maintaining the accounting records and statements, and shall properly account for all monies and obligations due the Corporation and all properties, assets, and liabilities of the Corporation. The Controller shall render to the Chairman of the Board, the President or the Chief Financial Officer such periodic reports covering the results of operations of the Corporation as may be required by either of them or by law. In addition, the Controller shall have such powers and duties customarily and usually associated with the office of Controller and shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

6.                STOCK

                  6.1 Certificates. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder's name and the number of shares evidenced thereby, and shall be signed by the Chairman of the Board or a Vice Chairman, if any, or the Chief Executive Officer or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person or entity were such officer, transfer agent, or registrar at the date of issue.

                  6.2 Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, provided such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.

                  6.3 Lost, Stolen, or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen, or destroyed.

                  6.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights of a stockholder and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the GCLD.

                  6.5 Additional Powers of the Board. (a) In addition to those powers set forth in Section 4.1, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock subject to the provisions of the GCLD.

                           (b) The Board of Directors may appoint and remove
transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

7.                INDEMNIFICATION

                  7.1 Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCLD, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 of this Article 7, the Corporation shall not be required to indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation prior to commencement of such proceeding (or part thereof). In addition to the right to indemnification conferred in this
Section 7.1, each person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise shall have the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCLD requires, the payment of such expenses incurred by a present director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer of the

Corporation, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such present director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article 7 or otherwise.

                  7.2 If a claim under Section 7.1 of this Article 7 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim (including attorneys' fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the GCLD for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCLD, nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the claimant to enforce a right to indemnification or to an advancement of expenses under
Section 7.1 of this Article 7, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to be indemnified, or to such advancement of expenses, under this Article 7 or otherwise shall be on the Corporation.

                  7.3 The rights with respect to indemnification and advancement of expenses conferred in Sections 7.1 and 7.2 of this Article 7 shall be contract rights.

                  7.4 The Corporation may, by any manner permitted by the GCLD, provide indemnification and advancement of expenses to employees and agents of the Corporation.

                  7.5 Any indemnification under this Article 7 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCLD. Such a determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors or if such directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion; or (d) by the stockholders. Such a determination shall be made, with respect to a person who is a former director or officer of the Corporation, who is a present or former employee or agent of the corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, in any manner permitted by the GCLD, including in any of the manners set forth above governing such determination with respect to present directors and officers of the Corporation.

                  7.6 The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 7, shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the certificate of incorporation of the Corporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

                  7.7 The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the GCLD.

                  7.8 The Corporation may enter into an indemnity agreement with any director, officer, employee, or agent of the Corporation, or of another corporation, partnership, joint venture, trust, or other enterprise, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not impermissible under applicable law.

                  7.9 Any amendment or repeal of this Article 7 shall not be retroactive in effect.

                  7.10 In case any provision in this Article 7 shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to the persons indemnified hereby to the fullest extent permitted by law.

                  7.11 The Corporation may, by action of the Board of Directors, authorize one or more officers (i) to authorize in the specific case the indemnification of, or to grant rights to advancement of expenses to, employees or agents of the Corporation on such terms and conditions as such officer or officers deem appropriate under the circumstances, or (ii) to establish policies relating to the indemnification of and advancement of expenses to employees and agents of the Corporation, including, without limitation, policies specifying officers or senior employees (or categories of officers or senior employees) who shall have the power to authorize in the specific case the indemnification of, or to grant rights to advancement of expenses to, employees or agents of the Corporation on such terms and conditions as such officers or senior employees deem appropriate under the circumstances.

8.                MISCELLANEOUS

                  8.1 Place and Inspection of Books. (a) The books of the Corporation other than such books as are required by law to be kept within the State of Delaware shall be kept in such place or places either within or without the State of Delaware as the Board of Directors may from time to time determine.

                           (b) At least ten days before each meeting of
stockholders, the officer in charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                           (c) The Board of Directors shall determine from time
to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the stockholders and the stockholders' rights in respect thereof.

                  8.2 Voting Shares in Other Corporations. The Chief Executive Officer, the President, the Chief Financial Officer or any other officer of the Corporation designated by the Board of Directors may vote any and all shares or other interests held by the Corporation in any other corporation, limited partnership, limited liability company, or other business entity.

                  8.3 Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

                  8.4 Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates.

                  8.5 Paragraph Titles. The titles of the paragraphs have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

                  8.6 Amendment. These Bylaws may be altered, amended, or repealed by (a) the affirmative vote of the holders of a majority of the voting power represented by the then outstanding shares of voting stock entitled to vote on the amendment, or (b) by resolution adopted by the affirmative vote of not less than a majority of the Directors in office, at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, or repeal be contained in written notice of such special meeting. Notwithstanding the foregoing, the amendment of any provision of these Bylaws that requires an affirmative vote in excess of a majority of the Directors in office shall require the affirmative vote of at least the number of directors the affirmative vote of whom is required by such provision.

                  8.7 Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.